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EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Bancorp Rhode Island, Inc.

        We consent to incorporation by reference in the registration statements on Form S-8 and Form S-3, File Nos. 333-46438, 333-89148, 333-126153, 333-107130, 333-118293, 333-126151, 333-135898, 333-145219 of Bancorp Rhode Island, Inc. of our reports dated March 10, 2008, with respect to the consolidated balance sheets of Bancorp Rhode Island, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2007 and the effectiveness of the internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 Annual Report on Form 10-K of Bancorp Rhode Island, Inc.

/s/ KPMG LLP

Providence, Rhode Island
March 10, 2008

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  EXHIBIT 23
Consent of Independent Registered Public Accounting Firm